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                                                                    EXHIBIT 99.1
                          KELLY RUSSELL STUDIOS, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints                and                  and each
of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of Kelly Russell Studios, Inc. held of record
as  of               , 1996, which the undersigned  would be entitled to vote if
personally present at the Meeting of Shareholders to  be held on               ,
1996,  at   a.m., local time, at                , Minneapolis, Minnesota, at any
adjournment or adjournments thereof, upon the following matters:

    Proposal to approve the principle terms of the Final Amended and Restated Agreement and Plan of Reorganization providing for the merger of Kelly Russell Studios, Inc. with and into KRSI Acquisition Corp., a wholly owned subsidiary of Global One Distribution & Merchandising Inc., which will be the surviving company. KRSI Acquisition Corp. will change its name to and conduct its business under the name "Kelly Russell Studios, Inc." A copy of the Final Amended and Restated Agreement and Plan of Reorganization is attached as Appendix A to the Proxy Statement/Prospectus for the Meeting.

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
/ /  FOR               / /  AGAINST           / /  ABSTAIN
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            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)
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    This  proxy will be voted as specified  by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Merger Agreement.

    IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
Dated: ________________________________
                                                 _______________________________
                                               (Please sign name exactly as it
                                                       appears hereon)
                                                 _______________________________
                                              (Signature of joint owner, if any)

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO NORWEST BANK MINNESOTA, N.A., STOCK TRANSFER DEPARTMENT, P.O. BOX 119, SOUTH SAINT PAUL, MINNESOTA 55075-9988.